UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2007

STARGOLD MINES, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-51197 (Commission File Number)	98-0400208 (IRS Employer Identification No.)

1840 Gateway Drive
Suite 200
San Mateo, California 94404

(Address of principal executive offices)

(650) 378-1214

(Registrant's Telephone Number, Including Area Code)

245 Park Avenue, New York, NY 10167

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph

This Form 8-K/A amends the Form 8-K, dated January 24, 2007, and filed with the Securities and Exchange Commission on January 29, 2007 (the “Form 8-K”), regarding the change in the principal independent accountants of Stargold Mines, Inc. The purpose of this amendment is to respond to certain comments received by us from the Staff of the Securities and Exchange Commission in connection with its review of said Form.

Section 4. Matters Related to Accountants and Financial Statements
Item 4.01. Changes in Registrant’s Certifying Accountant.

As disclosed on the Form 8-K, Stargold Mines, Inc. (the “Registrant”) dismissed Chang G. Park, CPA from serving as the Registrant’s principal independent accountants, and retained SF Partnership, LLP as its principal independent accountants. The financial statements audited by Chang C. Park, CPA for the year ended December 31, 2005 were modified to contain an explanatory sentence pertaining to the Registrant’s ability to continue as a going concern, but such financial statements did not contain any adjustment that might result from the uncertainty stated therein.

From August 4, 2006 through January 24, 2007, there were no disagreements with Chang C. Park, CPA on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Chang C. Park, CPA would have caused that firm to make reference in connection with its reports to the subject matter of the agreements or a reportable event. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during the period in which Chang C. Park, CPA served as the Registrant’s principal independent accountants.

Currently the Registrant has no business or operations. As disclosed by the Registrant on a Form 8-K filed December 5, 2006, the Registrant entered into a Stock Purchase Agreement with UniverCompany Limited Liability Company, a Russian limited liability society (“UniverCompany”) pursuant to which the Registrant agreed to purchase from the two shareholders of UniverCompany all of the issued and outstanding shares of common stock of UniverCompany. The closing of the acquisition is conditioned on several conditions, including without limitation, the receipt of audited financial statements of UniverCompany.

In considering the appointment of SF Partnership, LLP (the “New Accountant”), the Registrant considered the New Accountant’s experience and expertise with Russian companies and operations. Not only does the New Accountant conduct audits on two companies located in Russia, but there are three Russian speaking Chartered Accountants in their Toronto office. Upon closing the transaction with the UniverCompany, all of the Registrant’s assets, revenues and operations will be located in Russia; accordingly, the Registrant selected a firm registered with the Public Company Accounting Oversight Board which could audit financial statements of a company with operations in Russia. Upon closing, all of accounting records will be located in Russia, where the New Accountant has the expertise to audit such records.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2007

STARGOLD MINES, INC. (Registrant)

By:	/s/ Marcus Segal
Name: Marcus Segal
Title: Chief Executive Officer, Chief Financial Officer and Secretary